CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

LICENSE AND SUPPLY AGREEMENT

This License and Supply Agreement (“Agreement”) is made as of the 1st day of April 2023 (the “Effective Date”), by and between:

Coya Therapeutics Inc., a company registered under the laws of USA, and having its registered office at 5850 San Felipe St. Suite 500, Houston, Texas, USA, (hereinafter referred to as “Coya” which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its Affiliates, successors, and assigns);

and

Dr. Reddy’s Laboratories Ltd. a company registered under the laws of India, and having its place of business at 8-2-337, Road No. 3, Banjara Hills, Hyderabad, Telangana, India, (hereinafter referred to as “DRL” which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its Affiliates, successors, and assigns).

DRL and Coya may each be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS,

A.
Coya possesses expertise relating to the development and manufacturing of pharmaceutical products.
B.
DRL is engaged in the business of licensing, developing, marketing, distributing, and selling pharmaceutical drug products.
C.
The Parties desire to enter into this Agreement wherein DRL shall grant a license to use the Product to Coya, to enable Coya to further develop and Commercialize the Final Product in its designated territories in the manner to be set forth in this Agreement, and whereas Coya shall grant a license to the developed Final Product to DRL for it to Commercialize the same in its designated territories in the manner to be set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the agreements, representations, covenants, and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
DEFINITIONS AND CONSTRUCTION PRINCIPLES.

1.1
Definitions. Unless otherwise specifically provided herein, the following terms, when used in this Agreement with an initial capital letter, shall have the following meanings:

“Abatacept” means the fusion protein having the international nonproprietary name (INN) abatacept, comprising the extracellular domain of CTLA-4 with the hinge, CH2, and CH3 domains of IgG1.

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this definition of “Affiliate”, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

“Agreement” has the meaning set forth in the initial paragraph of this Agreement.

“Applicable Laws” means all applicable laws, statutes, ordinances, codes, rules and regulations, including: (i) all applicable laws and regulations of the Territory, including those regarding cGMP and cGLP, (ii) all laws, ordinances, codes, rules and regulations as they apply to the Product and the Final Product, and (iii) those applicable to the development, manufacturing, import, offer to sell, sale, distribution, use, marketing or promotion of the Product and the Final Product or any aspect thereof and the obligations of Parties hereunder, as the context requires under this Agreement.

“Application” means the Dossier filing before the Regulatory Authority and any amendments or supplements thereto of the Final Product.

“Batch” means a specific quantity of a Product or Final Product that is intended to have uniform character and quality within specified limits and is produced according to a single manufacturing order during the same cycle of manufacture and designated by a batch number.

“Certificate of Analysis” means a document, which is dated and signed by a duly authorized representative of the quality control or quality assurance department of the manufacturer certifying that the Product meets the Product Specifications.

“Change in Control” means the occurrence of any of the following:

(i)
the acquisition by an individual, entity, group or any other person of beneficial ownership of more than fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of a corporate entity or (y) the combined voting power of the election of directors for the corporate entity;
(ii)
the sale of substantially all of the corporate entity’s assets or a merger or sale of stock wherein the holders of the entity’s capital stock immediately prior to such sale do not hold at least a majority of the outstanding capital stock of the entity or its successor immediately following such sale; or,
(iii)
the corporate entity’s shareholders approve and complete any plan or proposal for the liquidation or dissolution of the entity.

“Commercialization” means the marketing, promotion, distribution and sale of the Final Product(s) developed hereunder, any and all activities that relate to the marketing, promoting, distributing, importing or exporting for sale, offering for sale, and selling of such Final Product (including pre-launch and marketing preparation activities) and any interactions with Regulatory Authorities after receipt of Regulatory Approval regarding the foregoing.

“Commercially Reasonable Efforts” means with respect to the efforts to be expended by a Party regarding any objective under this Agreement, the reasonable, good-faith efforts to accomplish such objective that a reasonable Person similarly situated would normally use to accomplish a similar objective under similar circumstances exercising reasonable business judgment, taking into account, without limitation, (a) issues of safety, efficacy and product profile, (b) likelihood of receiving Regulatory Approval for the applicable product, (c) regulatory structure involved, and (d) actual or anticipated Regulatory Authority approved labeling. “Commercially Reasonable Efforts” will be determined on a country-by-country basis in the relevant countries, and activities that are conducted in one country that may contribute to achieving the relevant objective in another country will be considered in determining whether Commercially Reasonable Efforts have been applied in such other countries.

“Confidential Information” means all confidential or proprietary information relating to the Parties’ business and operation, this Agreement’s term sheet, this Agreement and its terms, or other technical, business or financial information provided by the Parties as contemplated by this Agreement. “Confidential Information” does not include information that (A) becomes generally available to the public other than as a result of disclosure by the receiving Party, (B) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not known by the receiving Party to be bound by a confidentiality agreement with the disclosing Party, (C) was previously known by the receiving Party as evidenced by the receiving Party’s written records, or (D) was independently developed by the receiving Party without use of or reliance on the Confidential Information.

“Control” or “Controlled” means with respect to a Party and to any IP and Know-How or materials, possession on the Effective Date or at any time during the Term of the ability by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such IP or Know-How or materials. Notwithstanding anything in this Agreement to the contrary, if a Party has undergone a Change in Control and is acquired by a Third Party or such Third Party’s Affiliates, then such Party will be deemed to not Control any IP and Know-How that is owned or controlled by such Third Party or such Third Party’s Affiliates, unless such IP and Know-How (a) was developed prior to the closing of such Change in Control, to the extent that any such IP and Know-How were discovered, developed, invented or created by such Third Party or such Third Party’s Affiliates prior to such Change in Control using or incorporating such Party’s or its pre-existing Affiliate’s IP and Know-How or (b) after the closing of such Change in Control to the extent that such IP and Know-How (i) are discovered, developed, invented or created by such Third Party or such Third Party’s Affiliates (other than such Party or its pre-existing Affiliates) using or incorporating such Party’s or its pre-existing Affiliates’ IP and Know-How or any Confidential Information of either Party, or (ii) are discovered, developed, invented or created by personnel who were employees or consultants of such Party or its pre-existing Affiliates.

“Coya Licensed IP” means the IP and Know-How Controlled by Coya that is necessary or reasonably useful to exploit the Final Product in the DRL Territory.

“Coya Royalty Term” means on a country by country basis, the period beginning on the first commercial sale following receipt of Regulatory Approval of such Final Product in such country and expiring upon the Term of this Agreement.

“Coya Territory(ies)” means the exclusive territory of United States of America, Canada, European Union, United Kingdom, Japan, Mexico, South America where countries included in the European Union as of the Effective Date include the countries as outlined in the following link:

https://european-union.europa.eu/principles-countries-history/country-profiles_en

“DRL Licensed IP” means the IP and Know-How that DRL Controls on the Effective Date or during the Term that is necessary or reasonably useful to Develop, Commercialize, manufacture and otherwise exploit the Product and the Final Product in the Field. For clarity, the DRL Licensed IP shall include the Technical Package.

“DRL Royalty Term” means on a country by country basis, the period beginning on the first commercial sale following receipt of Regulatory Approval of such Final Product in such country and expiring upon the Term of this Agreement.

“DRL Territory(ies)” means all countries other than Coya Territory.

“Dossier” means the documentation prepared by Coya for the purpose of submission of the Application to obtain the Regulatory Approval of the Final Products in the Territory, prepared in e-CTD format.

“Effective Date” has the meaning set forth in the initial paragraph of this Agreement.

“FDA” means the United States Food and Drug Administration, or any successor agency.

“Final Product” means [***].

“Final Product Specifications” means the specifications as approved by the applicable Regulatory Authority, which may be amended from time to time as specifically requested by the applicable Regulatory Authority.

“Field” means [***].

“IFRS” means the International Financial Reporting Standards.

“IP and Know-How” means U.S. and non-U.S. (a) patents, utility models, supplementary protection certificates and applications thereof (including provisional applications, invention disclosures, certificates of invention and applications for certificates of invention) and divisional, continuations, continuations-in-part, reissues, renewals, extensions, re-examinations, and equivalents thereof, (b) trade secrets, know-how, proprietary information, inventions, discoveries, improvements, technology, technical data, work product and the contents thereof, and research and development, whether or not patentable, (c) trademarks, service marks, trade dress, trade names, and equivalents thereof, and (d) copyrights, mask works, registrations and applications thereof, and equivalents thereof.

“Licensee” means any Third Party licensed to Commercialize the Final Product in the Coya Territory pursuant to Section 2.3 or the DRL Territory pursuant to Section 2.4.

“Low Dose IL-2” means [***].

“Net Sales” means the aggregate gross amounts invoiced by a Party or its Affiliates or Licensees for the sales or other commercial distribution of the Final Product to each Third Party receiving the Final Product in arm’s length transactions, including to wholesalers and Third Party distributors, less the following deductions allowed or accrued by using IFRS:

(a) [***];

(b) [***];

(c) [***];

(d) [***]; and

(e) [***].

[***].

If a Party (sub)licenses the Final Product for its respective territory, then the Net Sales for the Final Product will be considered as per the aggregate gross amount invoiced by the Licensees less the above stated deductions allowed or accrued by using IFRS.

The foregoing deductions from the gross amount invoiced shall be deducted only once, and only to the extent not otherwise already deducted from the gross amount invoiced. All deductions provided above shall be based on accrual or actual basis.

Notwithstanding the foregoing, Net Sales shall not include amounts resulting from the sale or transfer of Final Product (i) to its Affiliates, or its or their permitted Licensees for subsequent re-sale, (ii) sales for test marketing purposes or (iii) provided at or below cost as samples or for charitable purposes or compassionate use.

Net Sales shall be determined from the books and records of Parties and its Affiliates, as applicable, maintained in accordance with IFRS as regularly and consistently applied by Parties and its Affiliates, provided that such books and records are complete and accurate.

“Person” means any individual, partnership (general or limited), association, corporation, limited liability company, joint venture, trust, estate, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal person or organization.

“Product(s)” means [***].

“Product Specifications” means the specifications for the Product as agreed to by the Parties, which specifications may be amended from time to time by prior written agreement between the Parties.

“Purchase Order” has the meaning set forth in Section 5.2.

“Recall” has the meaning assigned in Section 8.1.

“Regulatory Approval” means the authorizations and approvals of any Regulatory Authority (including approvals of Applications) required for the Commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Final Product(s) in the applicable country(ies) in the Territory, including, where required to Commercialize a Final Product, pricing and reimbursement approval.

“Regulatory Authority” means, with respect to a country in the Territory, any and all bodies and organizations (e.g., the FDA), regulating the manufacture, importation, marketing, distribution, use or sale of any of the Final Products in the Territory.

“Technical Package” shall mean the documentation with respect to the Product, which is under development by DRL, and which shall be proprietary to DRL, and such Technical Package shall include data to support the biosimilar registration submission of the Product with Regulatory Authorities in the United States of America.

“Term” has the meaning set forth in Section 13.1 of this Agreement.

“Territory” shall mean the Coya Territories and DRL Territories combined.

“Third Party” means any Person or entity other than a Party or any of its Affiliates.

1.2
Construction Principles. Except where the context requires otherwise, whenever used, the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term “include” or “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party. The words “hereof”, “herein”, “hereby” and derivatives or similar words refer to this entire Agreement. All references to Sections shall be deemed references to Sections of this Agreement and all references to Schedules, Exhibits, Appendices, Addendums or Attachments shall be deemed references to Schedules, Exhibits, Appendices, Addendums or Attachments (if any) to this Agreement, unless the context shall otherwise require.

2.
GRANT OF RIGHTS

2.1
License to Coya. DRL hereby grants to Coya, an exclusive, non-sublicensable (except to extent permitted by Section 2.3), non-transferable license under the DRL Licensed IP, the Product, and its Technical Package only to research and develop the Final Product (including but not limited to clinical development), prepare Dossiers, apply for and obtain Regulatory Approval, and Commercialize the Final Product in the Coya Territories for usage in the Field. For clarity, nothing stated in this Agreement precludes DRL from doing the development and Commercialization of the Product. In consideration of the license granted to Coya by DRL, Coya shall pay DRL the one-time, non-refundable license fee as detailed under Section 9.1 of this Agreement and milestone payments as detailed under Section 9.2 of this Agreement. For avoidance of doubt, the license to DRL Licensed IP provided to Coya hereunder shall in no way be construed to be a license to develop or manufacture the Product by Coya. Coya shall not directly or indirectly develop or manufacture the Product, during the Term of this Agreement other than as permitted under the terms of Sections 4.7 and 4.8 hereunder.
2.2
License to DRL. Coya hereby grants DRL an exclusive, non-transferable, non-sublicensable (except to extent permitted by Section 2.4), license under the Final Product [***], the Coya Licensed IP, and a right to reference any Dossier controlled by Coya to apply for and obtain marketing authorization, import/export, and Commercialize the Final Product in the DRL Territories for usage in the Field.
2.3
Coya shall have the right to grant a sublicense under the license granted to it pursuant to Section 2.1 in connection with the grant of rights to develop, manufacture or Commercialize the Final Product in the Coya Territory. In the event Coya grants a sublicense under this Agreement to any Third Party in any of the Coya Territories for Commercialization of the Final Product, Coya shall ensure that such Licensee shall respect the commitments of Coya towards DRL under this Agreement, including the royalty payment to DRL by calculating the royalty on Net Sales of Final Product by such Third Party. Coya shall ensure that its agreements with such Third Parties shall be in line with the terms conditions, including compliance requirements under this Agreement and shall take reasonable efforts to ensure that such agreements with the Licensee do not result in a conflict of interest in relation to DRL. For clarity, conflict of interest in relation to DRL means any company that may be manufacturing Abatacept. Further, upon DRL’s written request, Coya shall provide a copy of such license agreement to DRL.
2.4
DRL shall have the right to grant a sublicense under the license granted to it pursuant to Section 2.2 in connection with the grant of rights to Commercialize the Final Product in the DRL Territory. In the event DRL grants a sublicense under this Agreement to any Third Party in any of the DRL Territories for Commercialization of the Final Product, DRL shall ensure that such Licensee shall respect the commitments of DRL towards Coya under this Agreement, including the royalty payment to Coya by calculating the royalty on Net Sales of Final Product by such Third Party. DRL shall ensure that its agreements with such Third Parties shall be in line with the terms conditions, including compliance requirements under this Agreement.
2.5
Exclusivity by Coya. During the Term of this Agreement, Coya shall not, directly, or indirectly, either through itself or a Third Party or its Affiliates, sell, transfer, license or assign or create any third party right or interest in any product [***].
2.6
Exclusivity by DRL. During the Term of this Agreement, DRL shall not, directly, or indirectly, either through itself or a Third Party or its Affiliates, sell, transfer, license or assign or create any third party right or interest in [***].

3.
FINAL PRODUCT DEVELOPMENT AND APPLICATION SUBMISSION

3.1
Development. Coya shall lead, control and be responsible for the global development (including clinical development) of the Final Product, as may be required for Regulatory Approval and Commercialization of the Final Product in the Territory, at Coya’s sole cost and expense. Coya shall provide DRL access to all available and existing data, information (including clinical data), technical package, development plans regarding the Final Product solely to the extent necessary for DRL’s exploitation of the Final Product in the DRL Territory. Coya shall be responsible for all obligations and to comply with all Applicable Laws in relation to the development of the Final Product.
3.2
Development Responsibilities. With respect to the Final Products, Coya at its own facility or through an Affiliate or Third Party, shall use Commercially Reasonable Efforts to undertake and perform the development work necessary to develop appropriate analytical methods (including any necessary modifications), a cGMP compliant manufacturing process, trial and validation Batch manufacturing including all stability tests, and perform such other developmental work as may be necessary or required to facilitate the preparation of the Application (collectively, the “Coya Development Activities”). Coya will perform the Coya Development Activities with the care and skill as is customary in the industry and in accordance with cGLP, cGMP and all other Applicable Laws. Coya shall on a quarterly basis provide DRL an update on the progress of the development of the Final Products.
3.2.1
Process Development. Coya shall use Commercially Reasonable Efforts to develop processes in conformance with cGMP requirements to permit the manufacturing of Commercial quantities of the Final Products and quantities required for development, including support of full manufacturing scale process development Batches, process optimization, scale-up Batches and submission Batches necessary to develop and file any Applications, as well as validation Batches prior to Commercial launch.

3.2.2.
Scale-up of Manufacturing. Coya shall be responsible for scale-up and manufacturing validation at Coya’s manufacturing facility, that has the appropriate manufacturing and analytical technology for the Final Products, including proposed composition, materials specifications, (release and stability), in-process specifications, process parameters, guidance on equipment for scale-up, and validated analytical methods.

Coya shall be responsible for the compilation of the Final Product Dossier for submission to Regulatory Authorities in the Coya Territory.

3.3
Final Product Registration.
3.3.1
In Coya Territory. Coya shall be responsible for carrying out the registration of the Final Product with Regulatory Authorities in the Coya Territory and shall be the holder of Regulatory Approval of the Final Product in Coya Territory and shall be responsible for all obligations of complying with all Applicable Laws in relation to import/export, sale, promotion, distribution of the Final Product in the Coya Territory.
3.3.2
In DRL Territory. In DRL Territories, DRL shall carry out the registration of the Final Product with the Regulatory Authority and shall be the holder of Regulatory Approval of the Final Product, and Coya shall provide all reasonable support with respect to obtaining Regulatory Approval of the Final Product including providing access to all necessary (a) documents required for regulatory filings (including the Final Product Dossier, as applicable), (b) Coya Licensed IP and (c) support for any interaction with the Regulatory Authority in DRL Territory.
3.3.3
Coya shall authorize DRL on its behalf and provide all the necessary support to DRL for taking regulatory actions, replying to communications, and attending meetings with any Regulatory Authority with respect to Commercialization of the Final Product in DRL Territory.
4.
DEVELOPMENT, MANUFACTURE OF PRODUCT

4.1
DRL is independently developing the Product for its global launch.
4.2
DRL shall use Commercially Reasonable Efforts, to develop the Product and its relevant Technical Package, which Technical Package DRL shall promptly disclose to Coya and which shall be licensed to Coya as and when generated, pursuant to Section 2.1.
4.3
DRL shall manufacture the Product by itself or through a Third Party in accordance with Applicable Law (including applicable regulatory guidelines in India and cGMP standards) for Coya’s developmental requirements of the Final Product.
4.4
The Parties hereby agree that DRL shall manufacture and supply the Product to Coya, its Affiliates and Licensees for their developmental requirements of the Final Product in accordance with the terms of Section 5.

4.5
The Product supplied shall not be used by Coya for any purpose other than the purposes contemplated herein in this Agreement.
4.6
Coya shall pay DRL the supply price for the Product supplied [***].
4.7
[***].
4.8
[***].

5.
TERMS OF PURCHASE AND SUPPLY OF THE PRODUCT.
5.1
All payments under this Agreement shall be made in USD only.
5.2
Purchase Orders. For Coya’s requirement of the Product during the development phase of the Final Product, Coya shall provide DRL with binding firm orders (“Purchase Order”) that specify (a) the proposed delivery date to Coya (which shall be no less than [***] unless otherwise agreed by the Parties in writing) and (b) the quantity of Product ordered (of drug substance or drug product). DRL shall accept any Purchase Order unless it is issued with less than a [***] lead time or does not otherwise comply with the terms of this Agreement or a supply agreement, as applicable. DRL shall notify Coya of its rejection of a Purchase Order indicating what portion of the Purchase Order does not comply with the requirements of this Section 5.2 no later than [***] after receipt, otherwise, such Purchase Order will be deemed accepted and binding on DRL.
5.3
Following acceptance of the Purchase Order and once the Product is ready for shipment, DRL shall deliver a pro-forma invoice to Coya and shall reference the Purchase Order number corresponding to the invoiced amounts. Within (i) [***] of receipt of the pro-forma invoice, Coya shall pay DRL [***] of the amount indicated on such invoice (“Advance Payment”), and (ii) within [***] of delivery of Product and acceptance by Coya in accordance with Section 5.6, Coya shall pay DRL the remaining [***] of the amount indicated on such invoice.
5.4
Delivery. The Product shall be delivered CIP (Incoterms 2020) at a location specified by Coya in writing. DRL shall include the following with each shipment of the Product: (a) the Purchase Order number; (b) the lot number; (c) the quantity of the Product; and (d) a Certificate of Analysis in accordance with this Agreement.
5.5
Performance Standards.
(a)
Specifications and Characteristics. DRL shall provide to Coya the Products in accordance with the Product Specifications and in compliance with the Applicable Law.
(b)
Certificate of Analysis. Concurrent with Product delivery, DRL shall deliver to Coya a Certificate of Analysis, in DRL’s customary form, for each lot of Product delivered to Coya.
5.6
Product Acceptance.
(a)
All shipments of the Product received by Coya during the development phase of Final Product shall be deemed accepted unless [***].

(b)
If DRL and Coya do not agree on whether the Product conforms to the Product Specifications, [***].

6.
COMMERCIALIZATION AND ROYALTY.

6.1
Manufacturing. [***].
6.2
Commercialization. Coya and DRL, shall each use Commercially Reasonable Efforts to Commercialize the Final Products in their respective territories, following Regulatory Approval of the respective applications, provided that no litigation is then pending against DRL or Coya with regard to patent infringement with respect to the manufacture, use or sale of such Final Product.
6.3
Coya shall use Commercially Reasonable Efforts to Commercialize the Final Product in a particular country of Coya Territory [***] of obtaining the Regulatory Approval from the Regulatory Authority in such country (“Launch Requirement”).
6.4
Trademarks. The Final Product shall be Commercialized by Coya and DRL in their respective territories using Coya’s registered trademark for the Final Product, which shall be licensed to DRL by Coya in DRL Territories. A separate trademark license agreement shall be executed between the Parties. DRL shall only use the trademark in accordance with Coya’s specifications and quality requirements, which may be updated from time-to-time by prior written notice to DRL. Coya shall be responsible to register and maintain the trademark in the Territory. If, for any reason, DRL is unable to use the trademark in DRL Territory, both Parties shall mutually discuss and agree upon the use of an alternate trademark.
6.5
Pricing. The Parties shall have discretion over the pricing, marketing and sales of Final Products in their respective territories, including chargebacks, rebates, cash and quantity discounts, returns, freight, invoice adjustments and other credits, charges or marketing fees taken by customers or granted with respect to such Final Product.
6.6
Pharmacovigilance and Safety Data. Each Party shall be responsible for managing pharmacovigilance related to the Final Product in its respective territory. Each Party shall forward to the other Party all adverse drug event reports received from lay persons or health care professionals relating to Final Product in the other Party’s territory. Prior to the first commercial sale of Final Product, the Parties shall enter into a pharmacovigilance agreement allocating responsibilities for pharmacovigilance (including safety data exchange) consistent with this Section (the “Pharmacovigilance Agreement”). Each Party shall maintain pharmacovigilance infrastructure as required to fulfill its responsibilities under this Agreement and the Pharmacovigilance Agreement.
6.7
Quality Agreement. Prior to Coya supplying DRL with Final Product, Coya and DRL agree to enter into a quality agreement for the Final Product, and prior to DRL supplying Coya with Product, Coya and DRL agree to enter into a quality agreement for Product. Each quality agreement will specify each Party’s responsibility for quality, compliance and regulatory matters for the Product or Final Product, as applicable. If there is inconsistency between the terms of such quality agreements and this Agreement, the terms of this Agreement shall control.

7.
REGULATORY MONITORING AND INSPECTIONS

7.1
Regulatory Monitoring. Coya and DRL, shall have the responsibility for monitoring and ensuring the compliance with all statutes, regulations, guidelines and other requirements of the Regulatory Authority pertaining to the Product and the Final Products and the applicable Regulatory Approval in their respective Territories where they hold the Regulatory Approval.
7.2
Inspections. DRL and Coya shall immediately notify the other of any (a) inspections by any Regulatory Authority, including inspections as a result of the Recall of, or any other regulatory issue related to, any of the or Final Products or (b) material notices received from any Regulatory Authority. DRL and Coya shall also have the duty to immediately notify the other if it becomes aware of any concern with respect to any Final Product or Product that may affect the efficacy or safety of that Final Product.

8.
RECALLS AND OTHER PRODUCT ACTIONS

8.1
Consultation. If any Regulatory Authority seizes any Final Product or requests or requires a Party to recall or withdraw any quantity of the Final Product (a “Recall”), or if a Party reasonably deems it necessary to initiate a voluntary recall, field correction, market withdrawal, stock recovery or other similar action (a “Product Action”), then the Parties shall promptly consult with each other in good faith regarding the timely compliance with all Applicable Laws pertaining thereto, it being understood and agreed that no Party shall be prohibited hereunder from taking any action that it is required to take by Applicable Laws.
8.2
Records. In the case of a Recall or Product Action, each Party shall make a complete and accurate record of all out-of-pocket costs incurred by it in connection with the Recall or Product Action, a copy of which shall be delivered to the other Party upon request as soon after the completion of such Recall or Product Action as may be practicable. Coya and DRL shall each have the right, in their sole discretion and at their sole cost, to use a Third Party to assist with its obligations relating to a Recall or Product Action. All out of pocket costs and expenses incurred in connection with such Recall or Product Action (including the cost of goods sold, distribution expenses and Third Party recall expenses) are collectively the “Recall Costs”.
8.3
Costs of Recall. [***].

9.
PAYMENTS.

9.1
Upfront. No later than [***] after the Effective Date, Coya shall pay DRL a one-time, non-creditable and non-refundable license fee of [***].
9.2
Milestones. Coya shall notify DRL no later than [***] after the first achievement of the applicable milestone event, and DRL shall invoice Coya for the applicable milestone payment set forth on Annexure A. Coya shall pay DRL such non-refundable one-time milestone payment no later than [***] after receipt of such invoice.
9.3
Royalty. Upon Commercialization of the Final Product, during the applicable Royalty Term, each Party shall pay the other Party a royalty component for the Net Sales in their respective Territories in accordance with this Section 9.3.

(a)
To DRL. During the DRL Royalty Term set forth in Annexure B.
(b)
To Coya. During the Coya Royalty Term set forth in Annexure B.
(c)
Royalty Reports; Payment. Each Party will calculate and provide a report of the royalties on Net Sales of the Final Product due to the other Party and an invoice no later than [***] after the end of such quarter. Each Party will pay the royalty in the royalty report no later than [***] from the invoice date on a quarterly basis. In the event that a Party achieves Net Sales during a quarter that results in a higher royalty tier, such Party will make a true-up payment for the past royalty payments during such year that were made at a lower royalty tier with the royalty payment that is due for the applicable quarter. As a non-limiting example, if (a) a Party makes [***] in Net Sales during a quarter, such Party would pay [***] in royalties during such quarter (at the [***] royalty tier), and if then such Party (b) makes [***] in Net Sales during the next quarter, such Party would owe [***] for such quarter (at the [***] royalty tier) and [***] for the previous quarter (the [***] difference between the royalties paid and the new royalty tier).
9.4
All payments by each Party shall be made to other Party in United States Dollars. All payments under this Agreement shall be subject to deduction of applicable withholding taxes as defined in Section 10.

10.
TAXES AND WITHHOLDING.

10.1
Each party will be responsible for the payment of their own taxes. If Applicable Laws require a paying Party (“Payor”) to withhold any tax from any payment due to the other Party (“Payee”) under this Agreement (taking into account any legally available reduction or elimination of such tax pursuant to an applicable tax treaty), then the Payor will subtract the amount thereof from the payments to the Payee and pay such amount to the proper taxing authority. The Payor will promptly (as available) submit to the Payee appropriate proof of payment of the withheld taxes as well as the official receipts within a reasonable period of time. The Payor will provide the Payee reasonable assistance in order to allow the Payee to obtain the benefit of tax treaty against double taxation or refund or reduction in taxes that may apply to the payments under this Agreement.
10.2
Without limiting the generality of the foregoing, if the Payee is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding taxes, it may deliver to the Payor the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the Payor of its obligation to withhold taxes. In such case, the Payor will apply the reduced rate of withholding, or not withhold tax.

11.
RECORDS AND AUDITS.

11.1
Financial Records. Each Party shall maintain records and documents documenting the Net Sales of the Final Product, and all records documenting Net Sales and all transactions relating to the sale of each of the Final Products for a time period equal to the period required by Applicable Laws, but no less than [***] from the date of sale.
11.2
Manufacturing Records.

11.3
Coya shall maintain all records and samples (including retention samples) reasonably necessary to support cGMPs and other regulatory requirements for the Final Product. All records relating to the manufacture, stability and quality control of Final Product shall be retained for a period of not less than the approved shelf life of Final Product as set forth in the Regulatory Approval plus [***] or for such longer period as required by Applicable Laws. All other such records shall be maintained for a period consistent with current regulations.
11.4
DRL shall maintain all records and samples (including retention samples) reasonably necessary to support cGMPs and other regulatory requirements for the Product. All records relating to the manufacture, stability and quality control of Product shall be retained for a period of not less than the approved shelf life of Product as set forth in the Product Specifications plus [***] or for such longer period as required by Applicable Laws. All other such records shall be maintained for a period consistent with current regulations.
11.5
Financial Audit Right. Each Party shall have the right, [***] prior written notice, to have an independent Third Party auditor examine the books and records of the other Party to verify the other Party’s obligations of royalty on Net Sales. To clarify, the audit will be for Net Sales and royalty calculation only. Such auditor, prior to any review hereunder, shall have entered into an appropriate confidentiality agreement with each Party on mutually acceptable terms and shall have been instructed not to reveal to the Party who requests the audit the details of its review, except for (i) such information as is required to be disclosed under this Agreement, and (ii) such information presented in a summary fashion as is necessary to report the accountant’s conclusions to both Parties. The audited Party shall cooperate in any audit by allowing the auditor access to all records necessary for the auditor to conduct such audit. The cost of such examination shall be borne by the auditing Party unless the audit reveals [***] in the auditing Party’s favor, in which case the audited Party shall bear such cost and expense of the audit. Coya and DRL agree to work together with the auditor in good faith to resolve any disputes arising out of any audit in a timely, professional, and non-adversarial manner. All such audits shall be performed during regular business hours and under reasonable confidentiality provisions which shall include that such auditor shall be bound by the confidentiality provisions contained in this Agreement.
11.6
Facility Audit Right. Each Party shall have the right, [***] or for-cause, on at least [***] prior notice and during normal business hours, to inspect and audit the other Party’s manufacturing, laboratory, packaging and warehousing facilities only as applicable to the manufacture, packaging, storage, testing, shipping and receiving of the Final Product or its components to verify compliance with cGMPs. Any information learned through such inspection shall be confidential in accordance with the provisions of this Agreement and each Party will ensure its auditors sign a confidentiality agreement to such effect prior to performing any audit.

12.
INTELLECTUAL PROPERTY

12.1
Except as set forth in this Article 12, ownership of any inventions arising in the conduct of activities under this Agreement, and patent rights covering such inventions, will be determined by inventorship, with inventorship determined in accordance with [***].
12.2
DRL shall be the sole owner of all IP and Know-How (a) Controlled by DRL as of the Effective Date or generated, created, or invented by or on behalf of DRL during the Term outside of the activities under this Agreement and (b) arising in the conduct of activities under this Agreement that is solely related to the Product (“DRL IP”). Coya will and hereby does assign to DRL all rights, title and interests in and to the DRL IP, and DRL hereby accepts such assignment. At its sole cost and expense, DRL shall solely be responsible for maintaining the intellectual property owned or licensed by DRL and pertaining to the Product and shall be liable for any intellectual property claims or litigation in connection with the Product, in the Territory.
12.3
Coya shall be the sole owner of all IP and Know-How (a) Controlled by Coya as of the Effective Date or generated, created, or invented during the Term by or on behalf of Coya outside of the activities under this Agreement and (b) arising in the conduct of activities under this Agreement that is solely related to the Final Product (“Coya IP”). DRL will and hereby does assign to Coya all rights, title and interests in and to the Coya IP, and Coya hereby accepts such assignment. At its sole cost and expense, Coya shall solely be responsible for maintaining the intellectual property owned or licensed by Coya pertaining to the Final Product and shall be liable for any intellectual property claims or litigation in connection with the Final Product, in the Territory.
12.4
Each Party shall have the sole right, in its discretion, to file for, prosecute, maintain and enforce patents covering any intellectual property, including the DRL IP and the Coya IP, as applicable, solely owned by it.

13.
TERM AND TERMINATION.

13.1
This Agreement will become valid on execution and shall be valid for twenty-five (25) years (“Term”). The initial Term shall be renewed subject to automatic renewal for successive two (2) year periods unless notice of non-renewal is provided by either Party at least one hundred and eighty (180) days, prior to the expiration of the term or then current renewal term.
13.2
In the event of Coya’s determination to cease further development of the Final Product, Coya will notify DRL and the Parties will discuss potential remedies for at least [***] from the date of such notification. After such [***] period (or longer period mutually agreed to by the Parties), if the issues impeding the Final Product development still persist despite Coya using Commercially Reasonable Efforts to address them, this Agreement may be terminated upon mutual agreement in writing between the Parties.
13.3
Termination by Coya. Coya shall be entitled to terminate this Agreement upon [***] prior written notice if Coya determines, in the exercise of Commercially Reasonable Efforts, on a country-by-country basis within Coya Territory(a) if a Regulatory Authority in such country rejects a Regulatory Approval application for the Final Product, or (b) the results of a clinical trial for the Final Product are insufficient in Coya’s discretion to obtain Regulatory Approval in such country.
13.4
Termination for Breach. This Agreement may be terminated by either Party by written notice to the other at any time if the other Party (the “Breaching Party”) is in material breach of any of its obligations hereunder as follows: (i) the terminating Party shall send a written notice of the material breach to the Breaching Party the termination shall become effective if the Breaching Party does not remedy such breach (if such breach is capable of remedy) within [***] (or such additional time, as may be agreed upon in writing between the Parties provided the breaching Party has commenced a cure within [***] and is diligently pursuing completion of such cure, such period the “Cure Period”) after receipt by the Breaching Party of written notice of such default.
13.5
Termination by DRL for Specific Breaches. DRL shall be entitled to terminate this Agreement upon written notice to Coya for each of the following, which will be deemed material breaches of the Agreement, provided that DRL’s termination will be effective on the day after the expiration of the Cure Period commencing from Coya’s receipt of such written notice if Coya fails to remedy such breach during such Cure Period:
(a)
with respect to the applicable country in the Coya Territory, if, after submission of an Application to a Regulatory Authority, through no fault of either Party, Coya fails to obtain Regulatory Approval in such country in the Coya Territory within [***].
(b)
with respect to the applicable country in the Coya Territory, if a clinical trial of the Final Product is terminated due to patient safety or regulatory reasons in such country in the Coya Territory and Coya fails to use Commercially Reasonable Efforts to address such patient safety or regulatory reasons;
(c)
with respect to the applicable country in the Coya Territory if Coya fails to fulfill the Launch Requirement in such country; or
(d)
in the Agreement’s entirety if Coya undergoes a Change in Control to an entity on the SDN List as maintained by OFAC.

13.6
Termination for Bankruptcy. Either Party may immediately terminate the Agreement in whole or in part if the other Party: (a) makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, or ceases operating in the normal course of business; (b) has a receiver or trustee appointed by a court over the Party or any substantial part of the Party’s assets; (c) becomes insolvent or is unable to pay its debts as they become due; (d) authorizes, applies for or consents to the appointment of a trustee or liquidator of all or a substantial part of its assets or has proceedings seeking such an appointment commenced against it which are not terminated within [***] of such commencement; (e) has any substantial part of its property subjected to any levy, seizure, assignment or sale for, or by any creditor or governmental agency without said levy, seizure, assignment or sale being lifted, released, reversed or satisfied within [***]; (f) files a voluntary petition under any chapters of the insolvency law or an involuntary proceeding has been commenced by any Party against the Party under such applicable insolvency law.
13.7
Consequences of Termination.

(a)
As of the effective date of termination, each Party shall cease to use any IP and Know-How licensed by the other Party, including for the purposes of developing, manufacturing, and promoting the Final Product. If applicable, as of the effective date of termination, Coya shall cease the use of Product to develop the Final Product.
(b)
Upon termination of this Agreement for any reason, Coya shall purchase from DRL and pay DRL for all Products for which Coya has outstanding purchase orders that have been accepted by DRL.
(c)
For the avoidance of doubt, the provisions of this Agreement shall survive to the extent any Royalty percentage payments from Coya to DRL or DRL to Coya are due for any sales of the remaining Final Product in its distribution chain as of the effective date of termination.
(d)
Subject to applicable legal or regulatory requirements, within [***] following a written request upon the expiration or termination of this Agreement, each Party shall deliver to the other Party (or at the other Party’s request, destroy to the extent possible) any and all confidential information of the other Party in each such Party’s possession.
13.8
Survival. The provisions of this Agreement which by their terms are to be performed or complied with subsequent to the termination or expiration of this Agreement shall survive such termination or expiration and shall continue in full force and effect in accordance with their respective terms. Except as set forth below or elsewhere in this Agreement, the following provisions of this Agreement shall survive expiration or termination of this Agreement (whether terminated pursuant to Article 13 or any other section providing for termination): Sections 7,8,10,11,14, 15,16.4 and 17.

14.
REPRESENTATIONS AND WARRANTIES.

14.1
Mutual Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date that:

(a)
it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or organization.
(b)
the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;
(c)
it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(d)
the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under: (i) a loan agreement, guaranty, financing agreement, agreement affecting a Product or Final Product or other agreement or instrument affecting a Product or Final Product; (ii) the provisions of its charter or other operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;
(e)
it has the full right, power and authority to grant all of the rights, title and interests in the licenses, if any, granted to the other Party under this Agreement;
(f)
it is not a party to, nor as of the Effective Date, to each Party’s knowledge, is it threatened with, any legal or equitable action or proceeding before any court, arbitrator, administrative agency or other tribunal that is reasonably likely to adversely affect its ability to execute and deliver this Agreement or fully and timely perform its covenants, duties and obligations described in this Agreement; and
(g)
it is financially solvent and has the financial resources to perform its obligations under this Agreement.
14.2
Coya Representations and Warranties. Coya represents and warrants that:

(a)
As on the Effective Date there is no claim, suit, investigation, action or proceeding pending or threatened against Coya before any court, governmental agency, or arbitration panel which may in any way materially adversely affect the performance of its obligations hereunder or transaction contemplated by this Agreement; and
(b)
(i) other than IP and Know-How in-licensed from [***] that is included in the Coya Licensed IP, it is the sole and exclusive owner of, and (ii) has the valid right to use, assign, transfer and license DRL to use, to the full extent contemplated under this Agreement, the Coya Licensed IP free and clear of all liens, restrictions and any other Third Party rights or interest (including rights or interest of academic entities or governmental authorities).
(c)
(i) to Coya’s knowledge, Coya’s performance of its obligations under this Agreement will not infringe upon any intellectual property of any Third Party and (ii) no claim has been asserted against Coya that the development, manufacture, use, offer for sale, or sale of the Final Product infringes a valid claim under any patent in the Territory.
14.3
Coya Covenants. Coya covenants during the Term that the Final Product supplied by Coya to DRL: (i) will meet the Final Product Specifications and will be manufactured in compliance with cGMP and all Applicable Laws, (ii) that all Final Products shipped to DRL shall be manufactured in accordance with all Applicable Laws in effect at the time of shipping of the Final Product, and (iii) all Final Products shipped to DRL shall, when shipped, conform to the Final Products Specifications and the Regulatory Approval, and shall not be misbranded or adulterated.
14.4
DRL Representations and Warranties. DRL represents and warrants as of the Effective Date that:
(a)
(i) to DRL’s knowledge, DRL’s performance of its obligations under this Agreement will not infringe upon any intellectual property of any Third Party and (ii) no claim has been asserted against DRL that the importation, manufacture, use, offer for sale, or sale of the Product infringes a valid claim under any patent in the Coya Territory; and
(b)
there is no claim, suit, investigation, action or proceeding pending or threatened against DRL before any court, governmental agency, or arbitration panel which may in any way materially adversely affect the performance of either Party’s obligations hereunder or transaction contemplated by this Agreement.
14.5
DRL Covenant. DRL covenants during the Term that the Product supplied by DRL to Coya: (i) will meet the Product Specifications and will be manufactured in compliance with cGMP and all Applicable Laws, (ii) that all Product shipped to Coya shall be manufactured in accordance with all Applicable Laws in effect at the time of shipping of the Product and (iii) all Products shipped to Coya shall, when shipped, conform to the Product Specifications and the Regulatory Approval, and shall not be misbranded or adulterated.
14.6
Mutual Covenants. Each Party covenants during the Term that:
(a)
it shall, during the performance of activities under this Agreement, ensure that at all times its employees, and shall require that its contractors, consultants, sub-contractors and agents: (i) carry out their duties with all reasonable skill and care customary for the type of scientific research and development work covered by this Agreement and shall at all times comply with all Applicable Laws; (ii) record experimental data and all other material information relating to the activities hereunder in individual notebooks or other appropriate formats and treat the same as Confidential Information; (iii) are fully aware of and comply with the confidentiality provisions of their respective contracts or terms of employment which, for the avoidance of doubt, are reasonably comparable to the confidentiality provisions set out in this Agreement; and
(b)
it will not make, nor will it promise to make any payment in violation of the U. S. Foreign Corrupt Practices Act or similar applicable local, federal or national law.
14.7
Disclaimer. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE PARTIES’ ONLY WARRANTIES AND NO OTHER WARRANTY, EXPRESS, IMPLIED OR STATUTORY, WILL APPLY. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.
CONFIDENTIALITY

(a)
Confidential Information. Each Party agrees that it shall not, without the prior written consent of the other Party, (i) disclose to any person such other Party’s Confidential Information (as defined below), except to those of its and its Affiliates’ employees or representatives who need to know such information for the purpose of exploiting its rights or fulfilling its obligations under this Agreement (and then only to the extent that such persons are under an obligation to maintain the confidentiality of the Confidential Information), or (ii) use any of such other Party’s Confidential Information for any reason other than as contemplated by this Agreement. If a Party has been advised by legal counsel that disclosure of Confidential Information of the other Party is required to be made under Applicable Laws (including by the rules or regulations of the SEC or similar regulatory agency in a country other than the U.S., or of any stock exchange or other securities trading institution) or pursuant to documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process, the Party required to disclose the Confidential Information shall (to the extent legally permitted) provide the other Party with prompt written notice of such request or demands or other similar process so that such other Party may seek an appropriate protective order or waive the disclosing Party’s compliance with the provisions of this Section.
(b)
In the absence of a protective order or waiver or other remedy, the Party required to disclose the other Party’s Confidential Information may disclose only that portion of the Confidential Information that its legal counsel advises it is legally required to disclose, provided that it exercises its Commercially Reasonable Efforts to preserve the confidentiality of such other Party’s Confidential Information, at such other Party’s expense, including by cooperating with such other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Confidential Information shall remain the sole property of the disclosing Party and all Confidential Information furnished in written form (and all copies thereof) shall be promptly returned to the disclosing Party or destroyed by the receiving Party at the disclosing Party’s request; provided, however, that the receiving Party may retain copies of such

Confidential Information as necessary for its compliance obligations under Applicable Laws and any archival purposes, subject to the ongoing obligation to maintain the confidentiality of such information. This obligations under this Section shall survive termination or expiration of this Agreement and continue in effect thereafter for a period of [***].
(c)
Permitted Disclosures. Each Party agrees to hold as confidential this Agreement and the terms of this Agreement, except that the receiving Party may disclose Confidential Information of the disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary:

(i) for the prosecution and maintenance of patents as contemplated by this Agreement;

(ii) for submissions and other filings with Regulatory Authorities for the approval or other exploitation of a Product or Final Product as contemplated by this Agreement; or

(iii) to investors, bona fide potential investors, Licensees, bona fide potential business partners, lenders, acquirers, and investment bankers in connection with licensing, financing and acquisition activities, and due diligence processes related to such activities, provided that any such Third Party has entered into a written obligation to treat such information and materials as confidential and requiring at least commercially reasonable obligations of confidentiality (and each Party will remain responsible for any failure by any of the foregoing Persons, to whom a receiving Party may disclose Confidential Information) to treat such information as required under Section 15(b) hereof.

(d)
Public Announcement. The Parties will jointly issue a press release after the Effective Date consistent with the form set forth on Annexure C. Other than the foregoing press release, neither DRL, Coya nor any of their respective Affiliates shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other Party, where such consent shall not be unreasonably withheld and shall be provided within a period of [***], except as may be required by Applicable Law or stock exchange rules on which a Party or its Affiliates stock trades.

16.
INDEMNIFICATION; INSURANCE.

16.1
Indemnification.
(a)
Coya shall indemnify, defend and hold harmless DRL and its Affiliates and their respective directors, officers, employees and agents from and against any Third Party claim, action, suit, demand, damage, expense or losses (including reasonable attorney’s fees) (collectively, “Claims”) resulting from or to the extent relating to: (i) the negligence, intentional misconduct, or violation of law by Coya or its employees or representatives in the performance of, or its failure to perform, any of Coya’s obligations under this Agreement; or (ii) any breach of Coya’s representations, warranties, covenants or obligations under this Agreement.

(b)
DRL shall indemnify, defend and hold harmless Coya and its Affiliates and their respective directors, officers, employees and agents from and against any Claims resulting from or to the extent relating to: (i) the negligence, intentional misconduct, or violation of law by DRL or its employees or representatives in the performance of, or its failure to perform, any of DRL’s obligations under this Agreement; or (ii) any breach of DRL’s representations, warranties, covenants or obligations under this Agreement.
(c)
Each Party’s obligations to the other Party under this Section 16.1 are conditioned upon the Party seeking indemnification: (i) providing written notice to the indemnifying Party of any Claims promptly, but not later than [***] after the Party receives notice of such Claim; (ii) permitting the indemnifying Party to assume full responsibility for the defense of such Claim; (iii) assisting the indemnifying Party in defense of such Claim; and (iv) not compromising or settling any such Claim without the indemnifying Party’s prior written consent. Notwithstanding the foregoing, a Party’s failure to give the notice specified above in (i) of this Section, or delay in giving such notice, shall not affect such Party’s right to indemnification except to the extent that the indemnifying Party has been prejudiced by such failure or delay. In addition, the indemnifying Party may not settle a claim without the indemnified Party’s written consent unless such settlement includes a full release or license for both past and future sales of Final Product at no additional cost to the indemnified Party.
16.2
Except as set forth in Section 16.3, neither Party will have any liability for any remote or indirect loss or any damages which are indirect, special, or consequential, sustained by reason of the breach of this Agreement or otherwise, including for loss of profit.
16.3
Nothing in this Agreement shall exclude or in any way limit either Party’s liability for death or personal injury caused by its gross negligence, or that of its employees, agents, or sub-contractors (as applicable); fraud or fraudulent misrepresentation by it or its employees; breach of confidentiality or intellectual property rights; or any other liability to the extent the same may not be excluded or limited as a matter of law. [***].
16.4
Insurance. Coya shall procure and maintain insurance in an amount no less than [***]. Each Party shall procure insurance or self-insure at its own expense. Each Party will name other party as an additional insured and shall provide with written evidence of such insurance or self-insurance upon request.
17.
MISCELLANEOUS.

17.1
Force Majeure. Neither Party shall be liable or be in breach of any provision of this Agreement for any failure or delay on its part to perform any obligation where such failure or delay has been occasioned by any act of God, pandemic, epidemic war, riot, fire, explosion, flood, sabotage, unavailability of fuel, labor, containers or transportation facilities, shortage or unavailability of materials, accidents of navigation or breakdown or damage of vessels or other conveyances for air land or sea, other impediments or hindrances to transportation, government intervention (other than that of a duly authorized Regulatory Authority), strikes or other labor disturbances (each a “Force Majeure Event”) provided, however, that the terms of this Section shall not excuse any failure of a Party hereto to make a payment to the other Party when and as required under this Agreement. In case that such Force Majeure Event affects the performance of the terms of this Agreement for four (4) consecutive calendar months or more, the non-affected Party hereto may terminate this Agreement with immediate effect with no indemnification by giving notice to the other Party.
17.2
Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered in person or sent by facsimile or e-mail of a Portable Document Format (PDF) file (with evidence confirming receipt of such facsimile or PDF file) or one (1) business day after being sent by a recognized national overnight courier to the Parties at the addresses set forth below. A Party may change its address or fax number for receiving notice by the proper giving of notice hereunder:

To: Coya

Coya Therapeutics, Inc.

5850 San Felipe St. Suite 500

Houston, TX 77057

Attention: CEO and CFO

admin@coyatherapeutics.com

To: DRL

Dr. Reddy’s Laboratories Ltd.

8-2-337, Road no.3, Banjara Hills,

Hyderabad-500034

Attention: General Counsel

17.3
Successors and Assigns. Neither Party may assign this Agreement or any of its rights or obligations under this Agreement to a Third Party without the other Party’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, provided that this Agreement may be assigned by a Party in connection with a Change in Control of such Party without the consent of the other Party. The assigning Party shall provide the other Party written notice of any such intended assignment that requires consent pursuant to this section as soon as practicable and before such assignment occurs. Any assignment or transfer in contravention of this Agreement shall be null and void. This Agreement shall be binding upon and inure to the benefit of DRL and Coya and their successors and permitted assigns.
17.4
Relationship of the Parties.
(a)
The relationship of Coya and DRL established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (a) give either Party any right or authority to create or assume any obligation of any kind on behalf of the other or (b) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.
(b)
Neither Party shall use, or permit anyone else under its control to use, the other’s name in the promotion of its business or the offer for sale of any goods, unless otherwise approved in writing.

17.5
Execution of all Necessary Documents. Each Party agrees that it will promptly upon the request of the other Party execute and deliver all documents and will take all such other actions as the other Party may reasonably request from time to time in order to effectuate the provisions and purposes of this Agreement.
17.6
Waiver. Any failure of a Party to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or a waiver of any right of such Party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.
17.7
Amendment. No amendment hereof shall be binding unless made in writing and signed by each of the Parties.
17.8
Entire Agreement. This Agreement, including their addendums, exhibits, and attachments, the Confidentiality Agreement, and the quality agreement and pharmacovigilance agreement contemplated by the terms of this Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between the Parties with respect to the subject matter hereof, including the September 13, 2022, term sheet between the Parties. Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
17.9
Governing Law; Dispute Resolution. This Agreement shall be governed by and interpreted in accordance with the laws of England and Wales without reference to their conflict of law provisions or principles. All disputes arising out of or in connection with this Agreement which cannot be settled amicably within a period of [***] from the date of the dispute arising, shall be finally settled via arbitration under the Rules of London Court of International Arbitration (“Rules”). The Parties shall mutually appoint one arbitration as per said Rules. The seat and venue of the arbitration shall be London (United Kingdom). The language of the arbitration shall be English.
17.10
Anti-corruption/ Anti-competition. Each Party undertakes to the other Party that it shall comply with applicable anti-corruption laws, including but not limited to, the U.S. Foreign Corrupt Practices Act (FCPA), and the UK Bribery Act of 2010 and, as well as any laws implementing the U.N. Convention Against Corruption and the OECD Anti-bribery Convention (collectively, “Anti-Corruption Laws”). Each Party undertakes that, in connection with its performance of its obligations under this Agreement, it, its directors, employees officers and agents have not engaged, and shall not at any time engage, in any activity, practice or conduct that would constitute an offence under any Anti-Corruption Law, including for the avoidance of doubt doing any of the following: directly or indirectly (a) offer, provide, authorize for or promise to another person, or (b) request, accept or agree to accept from another person any financial or other advantage or anything of value (“Benefit”), if such Benefit is for the purpose of influencing the receiving person improperly in his or her official capacity for the purpose of obtaining a business advantage, or where such Benefit would constitute a violation of any applicable Anti-Corruption Law. If, in connection with this Agreement, either Party breaches its obligations under any of the paragraphs of this Section or admits to a violation or is determined by a governmental authority to have violated applicable Anti-Corruption Law it shall be deemed to be a material breach of the Agreement. Coya shall comply with Dr. Reddy’s’ Code of Business Ethics & Conduct (CoBE) during the Term and shall self-certify of its compliance in the format provided under Annexure D no later than 30 days after the Effective Date.
17.11
Data Privacy. The Parties shall comply with their obligations under Applicable Laws related to data protection, including GDPR, personal data and trans-border data flow (collectively, the “Privacy Laws”). In particular (but without limitation), if a party process any “personal data” or “sensitive personal data” (as defined in the EU General Data Protection Regulation (2016/679) and Data Protection Act (2018), then it will only do so in accordance in compliance with Privacy Laws.
17.12
Severability. If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms hereof shall not be affected, but shall be valid and enforced to the fullest extent permitted by law.
17.13
Headings. The headings used in this Agreement are intended for guidance only and shall not be considered part of this written understanding between the Parties hereto and shall have no effect on the meaning of the provisions hereof.
17.14
Counterpart Original Signature Pages. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Dr. Reddy’s Laboratories LTD.

By: /s/ Jayanth Sridhar

Name: Jayanth Sridhar

Title: Global Head of Biologics

COYA THERAPEUTICS, INC.

By: /s/ Howard Berman

Name: Howard Berman

Title: CEO

Annexure A

Milestones	Particulars	License Fee (in ‘000)
One	[***]	[***]
Two	[***]	[***]
Three	[***]	[***]
Four	[***]	[***]
Five	[***]	[***]
Six	[***]	[***]
Seven	[***]	[***]
Eight	[***]	[***]
Nine	[***]	[***]
Ten	[***]	[***]

Annexure B

•
In consideration of the license granted to Coya by DRL Coya shall pay to DRL a royalty upon annual Net Sales of the Final Product in the Coya Territory as mentioned in below table.
•
In consideration of the commercial license granted to DRL by Coya, DRL shall pay to Coya a royalty upon annual Net Sales of the Final Product in the DRL Territory as mentioned in below table.

Net Sales value of the Final Product per annum	Royalty (as % of Net Sales value of Final Product
< = [***]	[***]
> [***] to [***]	[***]
> [***] to [***]	[***]
> [***] to [***]	[***]
> [***] to [***]	[***]
> [***]	[***]

The higher royalty % will become applicable to the entire sales value if the Net Sales value crosses any of the defined threshold levels any time during the financial year.

Annexure C

Press Release

Coya Therapeutics, Inc. announces an Agreement with Dr. Reddy’s Laboratories, Ltd. to License its proposed biosimilar Abatacept for the Development, and Commercialization of COYA 302, Coya’s Proprietary Biologic Combination Product, for the Treatment of Neurodegenerative Diseases.

• COYA 302 is an investigational combination biologic for subcutaneous administration, comprised of COYA 301 and CTLA4-Ig (Abatacept). COYA 302 has a dual mechanism of action intended to suppress the chronic and sustained inflammation underlying certain neurodegenerative diseases.

• COYA 301 is an investigational immunomodulatory cytokine for subcutaneous administration intended to enhance regulatory T cell (Treg) function in vivo, and Abatacept is a fusion protein that binds to antigen-presenting cells and downregulates T effector cells and other pro-inflammatory cells.

• As part of the development of the combination product COYA 302, Coya will source CTLA4-Ig from Dr. Reddy’s.

• Under the terms of the agreement, Coya retains exclusive rights to develop and commercialize COYA 302 across multiple neurodegenerative diseases in multiple territories, including North and South America, the EU, United Kingdom, and Japan.

• Dr. Reddy’s obtains exclusive rights to commercialize COYA 302 across multiple neurodegenerative disease conditions in areas outside of Coya’s territory.

• Results from a proof-of-concept clinical study for COYA 302 evaluating pharmacodynamic, biomarker, safety, and preliminary efficacy parameters in patients with Amyotrophic Lateral Sclerosis (ALS) will be presented by Dr. Stanley Appel at the MDA Conference in Dallas, Texas on March 21, 2023.

Houston, TX, March XX, 2023 -- Coya Therapeutics, Inc. (NASDAQ: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing multiple therapeutic platforms intended to enhance Treg function, including biologics and cell therapies, today announced a worldwide agreement with Dr. Reddy’s Laboratories Limited. (BSE: 500124, NSE: DRREDDY, NYSE: RDY, NSEIFSC: DRREDDY; hereafter referred to as “Dr. Reddy’s”), a global pharmaceutical company. Under this agreement, Coya will in-license the proposed Abatacept biosimilar of Dr. Reddy’s for the development of Coya’s combination product for neurodegenerative diseases, COYA 302. It is a dual biologic intended to suppress neuroinflammation via multiple immunomodulatory pathways, for the treatment of neurodegenerative conditions.

COYA 302 is comprised of two components – COYA 301 and CTLA4-Ig. Coya will develop COYA 301. Under the terms of the Agreement, Coya has been granted an exclusive, royalty-bearing license to Dr. Reddy’s proposed biosimilar Abatacept for the development and commercialization of Coya 302 for the treatment of certain neurological diseases for sale in multiple territories including North and South America, the EU, United Kingdom, and Japan. As consideration for the license, Coya will pay a one-time non-refundable upfront fee to Dr. Reddy’s. In addition, Coya will owe tiered payments to Dr. Reddy’s based upon Coya’s achievement of certain developmental milestones. Coya will also owe royalties to Dr. Reddy’s on Net Sales of Coya 302 within its licensed territory on a tiered basis. The Agreement does not preclude Dr. Reddy’s from launching its proposed biosimilar Abatacept globally for approved indications post regulatory approval.

Coya anticipates that it will file an IND for COYA 302 in the 2H of 2023 with the goal of initiating a phase 1b/2 trial in ALS (Amyotrophic Lateral Sclerosis) soon thereafter.

The Agreement also provides for the license of Coya 301, Coya’s low dose IL-2 to Dr. Reddy’s to permit the commercialization by Dr. Reddy’s of Coya 302 in territories not otherwise granted to Coya. Coya will receive royalties on Net Sales by Dr. Reddy’s in their territories based on the same tiered structure as Coya owes Dr. Reddy’s. The Agreement also allows Dr. Reddy’s and Coya to enter into a mutually satisfactory commercial supply agreement at an appropriate time.

“This is a landmark agreement for Coya in our efforts to develop COYA 302. To partner with such a high-caliber pharmaceutical company like Dr. Reddy’s is what every emerging biotechnology company strives for, and we believe that the combined resources of both organizations strengthen our chances to bring this therapeutic modality to patients with neurodegenerative diseases if approved by regulatory authorities,” commented Howard H Berman, Ph.D., CEO of Coya Therapeutics.

Adrian Hepner, M.D., Ph.D. and CMO of Coya added, “we believe that the COYA 302 proof-of-concept clinical data in ALS patients is encouraging and sets the foundation to advance our development program. Our combination therapy approach has been designed to address the multiple pathophysiological pathways leading to chronic and sustained inflammation that drives the progression of serious neurodegenerative diseases. We plan to file an IND in the second half of this year and work closely with the regulatory authorities to initiate our clinical studies soon thereafter.”

Jayanth Sridhar, Global Head of Biologics at Dr. Reddy’s commented, “We are very happy to collaborate with Coya in this effort to advance therapies that address critical unmet needs for a variety of neuro-degenerative diseases. As a global biosimilars developer, we believe our proposed Abatacept biosimilar will be valuable in the development of this innovative combination therapy. We continue to look for ways to use our scientific capabilities and product portfolio to serve patients around the world.”

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to a sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system. Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy. Coya’s 300 Series product candidates, COYA 301 and COYA 302, are biologic therapies intended to enhance Treg function and expand Treg numbers. COYA 301 is a cytokine biologic for subcutaneous administration intended to enhance Treg function and expand Treg numbers in vivo, and COYA 302 is a biologic combination for subcutaneous and/or intravenous administration intended to enhance Treg function while depleting T effector function and activated macrophages. These two mechanisms may be additive or synergistic in suppressing inflammation.

For more information about Coya, please visit www.coyatherapeutics.com

About Dr. Reddy’s Laboratories

Dr. Reddy’s Laboratories Ltd. (BSE: 500124, NSE: DRREDDY, NYSE: RDY, NSEIFSC: DRREDDY) is a global pharmaceutical company headquartered in Hyderabad, India. Established in 1984, we are committed to providing access to affordable and innovative medicines. Driven by our purpose of ‘Good Health Can’t Wait’, we offer a portfolio of products and services including APIs, generics, branded generics, biosimilars and OTC. Our major therapeutic areas of focus are gastrointestinal, cardiovascular, diabetology, oncology, pain management and dermatology. Our major markets include – USA, India, Russia & CIS countries, China, Brazil and Europe. As a company with a history of deep science that has led to several industry firsts, we continue to plan ahead and invest in businesses of the future. As an early adopter of sustainability and ESG actions, we released our first Sustainability Report in 2004. Our current ESG goals aim to set the bar high in environmental stewardship; access and affordability for patients; diversity; and governance. For more information, log on to: www.drreddys.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; ; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

David Snyder

david@coyatherapeutics.com

Hayden IR

James Carbonara

(646)-755-7412

James@haydenir.com

Media Contact

Jessica Starman

media@coyatherapeutics.com

Annexure - D

It is the policy of DRL and its subsidiaries, affiliates, to ensure full compliance with all anti-bribery and anti-corruption laws and regulations applicable in the respective jurisdiction where it conducts business. Therefore, DRL requires all of its business partners to conduct their DRL’s related work in accordance with these principles.

Accordingly, as a business partner of DRL, pursuant to this Agreement between DRL and Coya, the undersigned, hereby certifies for and on behalf of Coya that:

(a)
It is aware of the provisions of the relevant anti-bribery and anti-corruption legislations enforced in the jurisdictions in which it conducts business, including but not limited to the US Foreign Corrupt Practices Act of 1977, the UK Bribery Act, 2010, the EU anti-bribery regulations and the Indian Prevention of Corruption Act, 1988.
(b)
It will comply with all applicable anti-corruption laws and regulations in the respective jurisdiction.
(c)
In connection with this agreement, it has never participated in, and is not aware of, any violation of any applicable corrupt practice’s legislation.
(d)
In connection with this agreement, should it ever obtain information giving it reason to believe that any employee, person, subsidiary, affiliate or business partners may have engaged in conduct that violates the applicable corrupt practices legislation, it shall promptly report that information to the Chief Compliance Officer of Dr. Reddy’s.

I declare that I have examined this Certificate on 16-Mar-2023 | 11:44 PM IST and to the best of my knowledge, belief it is true, correct and complete. I further declare that I have the authority to sign this document on behalf of Coya.

By: /s/ Howard Berman

Name: Howard Berman

Title: CEO